UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-13679	20-5068091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

37 West Fairmont Avenue, Suite 202

Savannah, Georgia 31406

(Address of principal executive offices, including zip code)

(912) 925-1905

(Registrant's telephone number, including area code)

This Current Report on Form 8-K is filed by  MIT Holding Inc., a Delaware corporation, in connection with the items described below.

Item 1.01               Entry into a Material Definitive Agreement

Effective March 18, 2011, MIT Holding Inc. (“MIT” or the “Company”) through its subsidiary, MITRX Corporation, executed a Letter of Intent (attached hereto as Exhibit 10.18) to acquire one hundred Percent (100%) of Fitte Enterprises, Inc dba CRD MedServices, LLC, a retail/mail order pharmacy with locations in Texas, South Caroline and Florida.  Per the letter of intent, the Company will acquire a fully operating retail/mail order pharmacy with licenses and government awards, mental health facility contracts and a large individual customer base in exchange for the assumption, by MITRX, of three hundred eighty thousand dollars ($380,000.00) in debt.

Item 9.01               Financial Statements and Exhibits.

10.18                      Letter of Intent to Acquire Fitte Enterprises, Inc. dba CRD MedServices, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2011

MIT HOLDING, INC.

By:	/s/ Walter H.C. Drakeford
Name: Walter H.C. Drakeford
Title: Co-Chief Executive Officer